UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 2, 2007

FONIX CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	0-23862	22-2994719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 South 150 East, Suite 700, Sandy, Utah	84070
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 553-6600

Item 1.01	Entry into a Material Definitive Agreement
Item 8.01	Other Events

Amendment to Settlement Agreement

On November 2, 2007, Fonix Corporation (the “Company”) entered into an Amendment to Settlement Agreement (the “Amendment Agreement”) with The Breckenridge Fund, LLC (“Breckenridge”), Fonix Speech, Inc. (“Fonix Speech”), Thomas A. Murdock, Roger D. Dudley, Jeffrey M. Jones, and Durham Jones & Pinegar, P.C. (“DJP,” and collectively with Fonix Speech, Murdock, Dudley, and Jones, the “Defendant Parties”), to amend a settlement agreement (the “Original Agreement”) between the Company, Breckenridge and the Defendant Parties.

By way of background, on August 29, 2007, the Company signed a settlement agreement resolving litigation with The Breckenridge Fund, LLC (“Breckenridge”).  The terms of the settlement agreement were disclosed in a prior Current Report filed by the Company on August 30, 2007.

Under the Amendment Agreement, the due dates and amounts of settlement payments were set forth as follows: Fonix agreed to pay $225,000 upon execution of the Amendment Agreement, and to pay $225,000 within 30 days and $257,000 within 60 days of execution of the Amendment Agreement.  Under the Amendment Agreement, the Company is entitled to a 30-day grace period for each of the two last payments.  Additionally, Fonix Speech agreed to pay $30,000 by February 28, 2008.  Under the Amendment Agreement, Breckenridge agreed to stay any further actions under the litigation between Breckenridge, Fonix, and the Defendant Parties.  Moreover, upon payment by Fonix of the aggregate of $707,000, Breckenridge agreed to dismiss with prejudice the lawsuit against Fonix and the Defendant Parties (except Fonix Speech) and to file a Satisfaction of Judgment in the Nassau County and Salt Lake County actions.  Breckenridge also agreed that upon receipt of the $30,000 from Fonix Speech, Breckenridge would dismiss the actions against Fonix Speech.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONIX CORPORATION
(Registrant)

Date: November 06, 2007

	By:	/s/ Roger D. Dudley_________
Roger D. Dudley
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)